Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42133, Post-Effective Amendment No. 1 to the Registration No. 333-42133, and Post-Effective Amendment to the Registration No. 333-42133 on Form S-8 of our report dated June 27, 2011, with respect to the financial statements and schedule of the Ingersoll-Rand Company Employee Savings Plan for Bargained Employees included in this Annual Report on Form 11-K as of and for the year ended December 31, 2010.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

June 27, 2011